Exhibit 10.1
FIRST AMENDMENT
TO
TURN KEY DATACENTER LEASE
     THIS FIRST AMENDMENT TO TURN KEY DATACENTER LEASE (this “Amendment”) is made and entered into as of the latest date of execution as set forth on the signature page hereof (the “1A Effective Date”), by and between DIGITAL ALFRED, LLC, a Delaware limited liability company (“Landlord”), and CONSTANT CONTACT, INC., a Delaware corporation (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and Tenant have heretofore entered into that certain Turn Key Datacenter Lease having an effective date of December 31, 2010 (the “TKD Lease”), covering approximately 3,600 total square feet of area (the “Premises”) located in Suite 140 (the “Datacenter”), in that certain building located at 3105 Alfred Street, Santa Clara, California (the “Building”);
     WHEREAS, Landlord and Tenant have heretofore entered into that certain POP Room Rider having an effective date of December 31, 2010 (the “POP Rider”), which amends and modifies the TKD Lease and covers (i) two (2) one-quarter (1/4) racks in Suite 155 of the Building, and (ii) two (2) one-quarter (1/4) racks in Suite 142 of the Building (the TKD Lease and the POP Rider are referred to herein, collectively, as the “Lease”);
     WHEREAS, any capitalized term or phrase used in this Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Lease unless expressly otherwise defined in this Amendment; and
     WHEREAS, Landlord and Tenant desire to further modify the terms of the Lease in accordance with the terms and conditions herein provided.
     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by each party hereto to the other, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:
     1.     Early Access.
            A.      Definitions. As used herein:
                      (i)      “Early Access” shall mean and refer to Tenant’s ability to enter Premises-A prior to the Commencement Date and Premises-B prior to the Phase II Expansion Date, for the purposes of inspecting same and for performing Tenant Work.

                      (ii)     “Early Access Date” shall mean and refer to the date upon which Landlord provides Tenant the Early Access Notice. Landlord agrees to use commercially reasonable efforts to cause the Early Access Date to occur on or before April 1, 2011.
                      (iii)    “Early Access Notice” shall mean and refer to the notice from Landlord to Tenant notifying Tenant that Landlord has advanced the Commencement Date Conditions sufficiently to allow Tenant to engage in certain activities of Tenant Work prior to the Commencement Date.
                      (iv)     “Early Access Period” shall mean and refer to (a) the period between the Early Access Date and the Commencement Date, as it relates to Premises-A, and (b) the period between the Early Access Date and the Phase II Expansion Date, as it relates to Premises-B.
                      (v)      “Tenant Work” shall mean and refer to all installations in the Premises, other than the completion of the Commencement Date Conditions, including the installation of Tenant’s Personal Property.
            B.      License. Landlord agrees to permit Tenant and the other Tenant Parties to have Early Access in the Premises, on and after the Early Access Date, except during the performance of Commissioning of the Datacenter. Any such permission shall constitute a license only, conditioned upon Tenant and Tenant’s contractors’ obtaining Landlord’s prior written consent (not to be unreasonably withheld) with regard to each item of Tenant Work that any of such parties desire to undertake during the Early Access Period. Notwithstanding anything in the Lease or this Amendment to the contrary, the Early Access Period may be reduced by Landlord to the extent such Early Access materially interferes with Landlord’s ability to complete the Commencement Date Conditions on or before the Target Commencement Date. Tenant’s Early Access shall be subject to (and, during such period, Tenant must comply with) all of the terms and provisions of this Lease, excepting only the payment of Base Rent; provided, however, Tenant’s Early Access to Premises-B during Phase I shall not affect Tenant’s obligation to pay Base Rent during the Phase I period. Additionally, Tenant agrees that (a) Landlord’s obligations to provide services to Premises-A and/or the equipment serving Premises-A shall commence on the Commencement Date and shall not apply during the Early Access Period for Premises-A, (b) Landlord’s obligations to provide services to Premises-B and/or equipment serving Premises-B shall commence on the Phase II Expansion Date and shall not apply during the Early Access Period for Premises-B, and (c) Tenant shall be required to pay any and all electricity charges that accrue to the Premises during the Early Access Period. For the avoidance of doubt, Tenant agrees that Tenant will only perform Tenant Work in the Premises during the Early Access Period, and that Tenant will not commence business operations in Premises-A prior to the Commencement Date, nor will Tenant commence business operations in Premises-B prior to the Phase II Expansion Date.
     2.      Confidentiality. Each party agrees that (i) the terms and provisions of this Amendment are confidential and constitute proprietary information of the parties; and (ii) as such, the terms and provisions of this Amendment are, and shall be, subject to the terms of Section 17.19 of the Standard Lease Provisions of the TKD Lease.

     3.      Miscellaneous.
             A.      In the event that the terms of the Lease conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern.
             B.      The Lease is hereby amended as and where necessary to give effect to the express terms of this Amendment. Except as amended by this Amendment, the terms of the Lease remain in full force and effect.
             C.      This Amendment shall become effective only upon execution and delivery by both Landlord and Tenant.
             D.      This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Amendment. Landlord and Tenant agree that the delivery of an executed copy of this Amendment by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the respective dates set forth below, to be effective as of the 1A Effective Date.
LANDLORD:
DIGITAL ALFRED, LLC,
a Delaware limited liability company

By:	Digital Realty Trust, L. P.,
a Maryland limited partnership,
its member and manager

By:	Digital Realty Trust, Inc.,
a Maryland corporation,
its general partner

By:	/s/ Richard Berk
	Name:	Richard Berk
	Title:	Vice President Portfolio Management, West Region

Date:	March 31, 2011
TENANT:
CONSTANT CONTACT, INC.,
a Delaware corporation

By:	/s/ John J. Walsh, Jr.
	Name:	John J. Walsh, Jr.
	Title:	Senior Vice President, Engineering and Operations

Date:	March 27, 2011